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                                                                      Exhibit 11


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Post-Effective Amendment No. 3 to the Registration Statement under the Securities Act of 1933 on Form N-1A (File No. 33-95688) of our report dated January 31, 1997 accompanying the financial statements and financial highlights of Weiss Treasury Fund in the Statement of Additional Information. We also consent to the reference to our Firm under the headings "Financial Highlights" in the Prospectus and "Independent Accountants" in the Statement of Additional Information.


COOPERS & LYBRAND L.L.P.
Coopers & Lybrand L.L.P.


2400 Eleven Penn Center
Philadelphia, Pennsylvania
April 25, 1997



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                        REPORT OF INDEPENDENT ACCOUNTANTS

TO THE SHAREHOLDERS AND BOARD OF TRUSTEES OF WEISS TREASURY FUND:

We have audited the accompanying statements of net assets of Weiss Treasury Fund (the "Fund") (comprised of the Weiss Treasury Only Money Market Fund and the Weiss Intermediate Treasury Fund), as of December 31, 1996, and the related statements of operations, the statement of changes in net assets and the financial highlights for the period June 28, 1996 (commencement of operations) through December 31, 1996. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of investments held by the custodian as of December 31, 1996. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the respective portfolios constituting Weiss Treasury Fund as of December 31, 1996, and the results of their operations, the changes in their net assets and their financial highlights for the period June 28, 1996 (commencement of operations) through December 31, 1996, in conformity with generally accepted accounting principles.


COOPERS & LYBRAND L.L.P.

Coopers & Lybrand L.L.P.
2400 Eleven Penn Center
Philadelphia, Pennsylvania
January 31, 1997